SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2009

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 10, 2009, Magna Entertainment Corp. (“MEC”) filed a Current Report on Form 8-K (the “Original 8-K”) to report that it and certain of its subsidiaries had filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. In connection with the Chapter 11 filing MEC announced that it had entered into a six-month secured debtor-in-possession financing facility in the amount of $62.5 million from a subsidiary of MI Developments Inc., the Company’s largest secured creditor and controlling shareholder.  MEC also announced that it had entered into an agreement with MID to sell its interests in certain assets.

MEC files this Amendment No. 1 to Current Report on Form 8-K/A to furnish copies of these agreements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1*	Press Release dated March 5, 2009 entitled “Magna Entertainment Corp. Announces Filing For Chapter 11 Bankruptcy Protection”.

Exhibit 99.2*	Press Release dated March 9, 2009 entitled “Magna Entertainment Corp. Receives Notice of Delisting From Nasdaq Effective March 16, 2009”.

Exhibit 99.3

Debtor-In-Possession Credit Agreement between Magna Entertainment Corp., as Borrower and the guarantors set forth on the signature pages thereof as Guarantors and MID Islandi SF., acting through its Zug branch, as the Lender dated as of March 5, 2009.

Exhibit 99.4

Purchase Agreement, by and among Magna Entertainment Corp., Gulfstream Park Racing Association, Inc.,  GPRA Commercial Enterprises, Inc.,  GPRA Thoroughbred Training Center, Inc., MEC Land Holdings (California) Inc., MEC Maryland Investments, Inc., MEC Texas Racing, Inc., Pacific Racing Association, Racetrack Holdings, Inc., 30000 Maryland Investments LLC, Xpressbet, Inc., and MI Developments Inc., dated as of March 5, 2009.

*   Filed with Form 8-K on March 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

March 26, 2009	by:	/S/WILLIAM G. FORD
William G. Ford,
Secretary